UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006
Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On August 8, 2006, the Audit Committee of the Board of Directors of the Company concluded that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the unaudited consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of 2005 and for the first quarter of 2006 should no longer be relied upon. The Company intends to restate its financial statements for each of the three years in the period ended December 31, 2005, the three and nine months ended September 30, 2005 and 2004, and the three months ended March 31, 2006 and 2005 in amendments to its Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, respectively. The Company has also restated its financial statements for the three and six months ended June 30, 2005 in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The restatement corrects errors related to (1) the miscalculation of the Company’s actuarially determined pension benefit obligation, (2) the accounting for certain leases related to funeral home properties, which were previously accounted for as operating leases, but should have been accounted for as capital leases, and (3) other out-of-period adjustments previously identified by the Company but deemed to be not material either individually or in the aggregate. Management has concluded that the effect of the above adjustments on the Company’s previously issued financial statements, related to the correction of these errors, is not material to any of the prior periods described above; however, the aggregate impact of these adjustments is material to the Company’s second quarter 2006 financial statements and, therefore, requires restatement of the previously issued financial statements.
The Audit Committee of the Board of Directors has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters described above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2006	SERVICE CORPORATION INTERNATIONAL
	By:	/s/ Eric D. Tanzberger
		Name:	Eric D. Tanzberger
		Title:	Senior Vice President and Chief Financial Officer